SUBSIDIARIES



The following is a list of the Company's consolidated subsidiaries as of December 31, 1996:

                                                            Percent of
                                         State of         Voting Securities
Subsidiary                              Organization            Owned
----------                              ------------       -----------------

The Beard Company (1)                        Oklahoma         Registrant
Beard Oil Company                            Delaware            100%
Beard Oilfield Service and Supply Co. (2)    Oklahoma            100%
Beard Technologies, Inc.                     Oklahoma            100%
BSK, Inc.                                    Oklahoma             90%
Carbonic Reserves                            Nevada               85%
Crescent Well Service, Inc. (2)              Oklahoma            100%
Horizontal Drilling Technologies, Inc.       Kansas               80%
Reid Supply Company (2)                      Nevada              100%
The Oaks Venture, Inc.                       Oklahoma            100%
Whitetail Services, Inc.                     Delaware             80%

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(1) The consolidated financial statements of the Company include accounts of
    Registrant and the subsidiaries controlled by the Registrant.

(2) Inactive subsidiary.